Exhibit 21

SUBSIDIARIES OF THE COMPANY

      Listed below are the significant subsidiaries of the Company and their jurisdictions of organization. All are wholly-owned unless otherwise indicated. Other subsidiaries have been omitted because, considered in the aggregate, they would not constitute a significant subsidiary.

Name of Subsidiary	Organization

BGS Companies Inc.	Delaware
BGS Jyväskylä Oy	Finland
BGS Yokohama, Inc.	Japan
Bowne Global Solutions (Italy) II S.r.l.	Italy
Bowne Business Communications, Inc.,	New York
Bowne Business Enterprises, LP	Delaware
Bowne Business Solutions, Inc.	Delaware
Bowne de Montréal, Inc.	Canada
Bowne Enterprise Solutions, L.L.C	New York
Bowne Global Solutions Deutschland GmbH	Germany
Bowne Global Solutions (Denmark) II A/ S	Denmark
Bowne Global Solutions (Ireland) II Ltd.	Ireland
Bowne Global Solutions (Singapore) Pte Ltd	Singapore
Bowne Global Solutions (U.K.) II Limited	United Kingdom
Bowne Global Solutions B.V.	Netherlands
Bowne Global Solutions Belgium B.V.B.A.	Belgium
Bowne Global Solutions Canada, Inc.	Ontario, Canada
Bowne Global Solutions Chile Traducciones Ltda.	Chile
Bowne Global Solutions Denmark, A/ S	Denmark
Bowne Global Solutions Finland Oy (1)	Finland
Bowne Global Solutions France, S.A.S.	France
Bowne Global Solutions Holding GmbH	Germany
Bowne Global Solutions Holdings (Netherlands) B.V.	Netherlands
Bowne Global Solutions II Ltda	Brazil
Bowne Global Solutions II, Inc.	New York
Bowne Global Solutions Investment AB	Sweden
Bowne Global Solutions Investments Ltd.	United Kingdom
Bowne Global Solutions Ireland Ltd.	Ireland
Bowne Global Solutions Italy S.r.l.	Italy
Bowne Global Solutions Japan, Inc.	Japan
Bowne Global Solutions Korea Co., Ltd.	Korea
Bowne Global Solutions Ltd.	United Kingdom
Bowne Global Solutions Nederland, B.V.	Netherlands
Bowne Global Solutions Nordic AB	Sweden

Bowne Global Solutions Norway A/S (Bergen office)	Norway
Bowne Global Solutions Norway A/S (Oslo office)	Norway
Bowne Global Solutions Participações Ltda.	Brazil
Bowne Global Solutions Portugal, Lda	Portugal
Bowne Global Solutions Slovakia s.r.o.	Slovakia
Bowne Global Solutions Sp.z.oo	Poland
Bowne Global Solutions Spain, S.L.	Spain
Bowne Global Solutions Stockholm AB	Sweden
Bowne Global Solutions Sweden AB	Sweden
Bowne Global Solutions Traducciones, S.L.	Spain
Bowne Global Solutions, Inc.	California
Bowne International de Mexico, S.A.de.C.V.	Mexico
Bowne International Holdings GmbH	Switzerland
Bowne International, LLC	Delaware
Bowne International, Ltd.	United Kingdom
Bowne International, S.à.r.l.	France
Bowne Japan & Co, Inc.	Japan
Bowne Litigation Solutions, L.P.	Delaware
Bowne of Atlanta, Inc.	Georgia
Bowne of Boston, Inc.	Massachusetts
Bowne of Canada, Ltd.	Ontario, Canada
Bowne of Chicago, Inc.	Delaware
Bowne of Cleveland, Inc.	Ohio
Bowne of Dallas Limited Partnership	Delaware
Bowne of Europe, B.V.	Netherlands
Bowne of Gibraltar B.V.	Netherlands
Bowne of Los Angeles, Inc.	California
Bowne of New York City, L.L.C.	New York
Bowne of Ontario, L.P.	Ontario, Canada
Bowne of Phoenix, Inc.	Arizona
Bowne of South Bend, Inc.	Delaware
Bowne of the Netherlands B.V.	Netherlands
Bowne Solutions, L.L.C.	Delaware
Bowne Technology Enterprise, LLC	New York
Bowne Williams Lea Pty Ltd.	New South Wales
CaseVenture, Inc. (2)	Florida
CaseSoft, Inc. (3)	Florida
Clockworks Ireland	Ireland
Color Cave, Inc.	California
DataLink Co., KK	Japan
DecisionQuest, Inc.	California

DQ Squared, Inc.	California
Equipe Consortium Ltd.	United Kingdom
Interworks Multimedia Ltd.	Ireland
L & H Mendez Brazil, Ltda.	Brazil
L & H Mendez Japan, K.K.	Japan
Mendez Globalisation S.A.	France
Mendez Ireland Ltd.	Ireland
Oy Bowne Global Solutions (Finland) II Ab	Finland
Technical Core Co., K.K.	Japan
TMPS Ltd.	United Kingdom
World Tech Corp.	Korea

(1) 80% owned by an affiliate of the Company
(2) 50% owned by an affiliate of the Company
(3) 49% owned by an affiliate of the Company